UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

Global Innovative Platforms Inc.

(Exact name of registrant as specified in its charter)

Canning Street Corporation

(Former name, if changed since last report)

Delaware	000-56235	85-3816149
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8374 Market Street #284, Lakewood Ranch, Florida 34202

(Address of principal executive office)

941.270.8885

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 10, 2021, Global Innovative Platforms Inc. (f/k/a Canning Street Corporation, a Delaware corporation (the “Company”), filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”), which was corrected on May 11, 2021, with the Secretary of State of the State of Delaware to change the Company’s name to “Global Innovative Platforms Inc.” (the “Name Change”). The Amendment became effective on May 20, 2021. On May 10, 2021, the Company filed notification of the Name Change (the “Notification”) with the Financial Industry Regulatory Authority (“FINRA”). In the Notification, the Company requested FINRA to authorize a new trading symbol for the Common Stock. On September 9, 2021, FINRA provided notice that it will process the Name Change and provided a new trading symbol, “GIPL”, with a market effective date of September 13, 2021. The new CUSIP is 37960M101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

September 10, 2021	Global Innovative Platforms Inc.

/s/ John Shepard
Name: John Shepard
Title: Chief Executive Officer